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                                                                   EXHIBIT 10.31
                             1997 Stock Option Plan



     HORIZON GROUP, INC., a Michigan corporation (the "Company"), may from time to time on or before February 28, 2007, grant to officers (whether or not directors) and key employees (including consultants and advisors) of the Company and its subsidiaries (including Horizon/Glen Outlet Centers Limited Partnership) options to purchase shares of the Company's common stock, $.01 par value per share (the "Common Stock") (the "Plan"). Options granted under this Plan may be either options which are intended to be incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended ("incentive stock options"), or options which are not intended to be incentive stock options ("non-statutory options"). The aggregate number of shares of Common Stock which may be sold to all optionees pursuant to this Plan shall not exceed nine hundred and fifty thousand (950,000) shares. Except as otherwise provided for herein, selection of optionees and determination of the form of option and the number of shares allocated to each optionee shall be made by a committee of disinterested directors of the Company. The purchase price per share to be specified in any option granted pursuant to this Plan shall be not less than the fair market value of such stock on the date such option is granted, and may be paid in cash, in shares of Common Stock or in any combination thereof. The Board of Directors may provide for the exercise of options under this Plan from time to time in installments or otherwise, and may authorize the granting of such options upon such other terms and conditions and for such periods up to ten years from the date of grant as it may in its discretion determine; provided, however, that any option granted hereunder shall not be transferable by the optionee other than by will or the laws of descent and distribution and may be exercisable during such optionee's lifetime only by the optionee or by such optionee's guardian or legal representative; and further provided, however, that the aggregate fair market value (determined at the time an option is granted) of shares with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year (under all incentive stock option plans of the Company and any subsidiary corporations of the Company) shall not exceed $100,000.

     The Company may from time to time grant to the holder of any option issued hereunder the right to elect to exercise stock appreciation rights with respect to all or any portion of the shares subject to such option in lieu of such option rights thereunder by surrendering the option rights as to all or such portion of the shares as to which option rights shall at such time be exercisable under such option, and receiving, with respect to each share as to which option rights are so surrendered, an amount in payment equal to the excess of the fair market value of such share on the date of surrender over the purchase price specified for such share in the option. Such payment may be made in cash, in shares of Common Stock or in any combination thereof, subject, in the case of cash, to the consent of the Company. The number of shares of Common Stock to be issued and delivered by the Company upon the exercise of stock appreciation rights hereunder shall be determined by dividing the amount of the payment to be made in the form

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of shares of Common Stock by the fair market value of a share of Common Stock as of the date of surrender, and the value of any fractional share shall be paid by the Company in cash. No stock appreciation right shall, in any event, be exercisable within six months of the date of its grant. For purposes of determining the aggregate number of shares of Common Stock sold to all optionees pursuant to this Plan, each share as to which option rights have been surrendered upon the exercise of stock appreciation rights shall be treated as if it were a share sold under this Plan.

     At any time an optionee is required to pay to the optionee's employer an amount required to be withheld under applicable income tax laws in connection with the exercise of a non-statutory option, the optionee may satisfy this obligation in whole or in part by electing (the "Election") to have the Company withhold shares of Common Stock having a value equal to the amount required to be withheld. The value of the shares to be withheld shall be based on the fair market value of such shares on the date that the amount of tax to be withheld shall be determined ("Tax Date"). Each Election must be made prior to the Tax Date. The Board may disapprove of any Election or may suspend or terminate the right to make Elections. An Election is irrevocable.

     If the optionee is an officer or director of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, then the Election is subject to the following additional restrictions:

     A. No Election shall be effective for a Tax Date which occurs within six months of the grant of the option.

     B. The Election must be made either six months prior to the Tax Date or must be made during a period beginning on the third business day following the date of release for publication of the Company's quarterly or annual summary statements of sales and earnings and ending on the twelfth business day following such date.

     In the event of a stock dividend, stock split, combination or other reduction in the number of issued shares of Common Stock, the Board of Directors of the Company may make such adjustments in the number of unpurchased shares subject to this Plan, the number of shares subject to options outstanding in this Plan, the exercise price specified in options outstanding under this Plan, and the number of shares subject to stock appreciation rights outstanding under this Plan as it may determine to be appropriate and equitable. In the event of a merger, consolidation, reorganization or dissolution of the Company, or the sale or exchange of substantially all of the Company's assets, the rights under options and stock appreciation rights outstanding hereunder shall terminate, except to the extent and subject to such adjustments as may be provided by the Board of Directors of the Company or by the terms of the plan or agreement of merger, consolidation, reorganization, dissolution or sale or exchange of such assets.


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     The Board of Directors of the Company may, in its discretion, prescribe such provisions and interpretations not inconsistent herewith as it shall deem necessary or desirable for the implementation of this Plan. The Board of Directors of the Company may, without shareholder consent, amend this Plan; provided, however, any amendment that would (i) materially increase the benefits accruing to participants hereunder, (ii) materially increase the number of shares which may be issued hereunder, or (iii) materially modify the requirements as to eligibility for participation hereunder, must be approved by a vote of the shareholders of the Company.